EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

United PanAm Financial Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-67049 and 333-101151) on Form S-8 of United PanAm Financial Corp. of our report dated March 11, 2004, except as to Note 2 of the Notes to Consolidated Financial Statements, which is as of September 3, 2004 relating to the restated consolidated statements of financial condition of United PanAm Financial Corp. and subsidiaries as of December 31, 2003, and 2002, and the related restated consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K/A of United PanAm Financial Corp.

Our report contains an explanatory paragraph which states that the consolidated financial statements have been restated as discussed in Note 2.

/s/    KPMG LLP

Los Angeles, California

September 3, 2004.